STANDARD FORM OF AGREEMENT BETWEEN
                            OWNER AND DESIGN/BUILDER

                        DESIGN AND CONSTRUCTION AGREEMENT






AGREEMENT made as of the 20th day of Deccember    , 1996, (Contract No. CL-003)

BETWEEN the Owner:         Covol Technologies, Inc.
(Name and address)         3280 North Frontage Road
                           Lehi, UT 84043


and the Design/Builder:    Centerline Engineering Corporation
                           A Lockwood Greene Company
(Name and address)         12450 Perry Highway
                           Post Office Box 249
                           Wexford, PA 15090



For the following Project:
(Include Project name, location and detailed description of scope.)

The  Design/Builder  shall provide to the Owner or its successors or assigns one
(1) Coal Fines Agglomeration Facility ("Facility").

Article 14.1, Scope of Work, shall provide a detailed description of the Coal Fines Agglomeration Facility to be provided by the Design/Builder.

The Owner and the Design/Builder agree as set forth below.


                                    ARTICLE 1
                               GENERAL PROVISIONS


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1.1      Basic Definitions

1.1.1 The Contract Documents consist of this Agreement together with its Exhibits, the Construction Documents identified in Exhibit "C" and Modifications issued after execution of the Agreement. A Modification is a Change Order or a written amendment to the Agreement, signed by both parties. These form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein.

1.1.2 The Project is the total design and construction for which the Design/Builder is responsible under the Agreement, including all professional design services and all labor, services, materials and equipment used or incorporated in such design and construction.

1.1.3 The Work comprises the completed construction designed under the Project and includes labor necessary to produce such construction, and materials and equipment incorporated or to be incorporated in such construction.

1.1.4 The Design/Builder accepts the relationship of trust and confidence established between it and the Owner by this agreement. The Design/Builder agrees to furnish the engineering and construction services set forth herein and agrees to furnish efficient business administration and superintendence, and to use its best efforts to perform the services in an expeditious and economical manner consistent with the interest of the Owner.

1.1.5 The Design/Builder shall act as Agent for the Owner in all dealings with the vendor(s), supplier(s) and contractor(s) under this agreement. All contracts with the vendor(s), supplier(s) and contractor(s) shall be with the Owner and not the Design/Builder. Prior to making any financial commitments, the Design/Builder shall obtain the Owner's written approval except within the scope of the Project where time constraints make advance approval impractical or in cases of extreme emergencies which might involve life or property damage. The Design/Builder will immediately notify the Owner of such orders or commitments. Owner and Design/Builder shall execute a separate Limited Agency Agreement to define the terms and conditions of this agency relationship. This Limited Agency Agreement is attached as Exhibit "D." Nothing in this paragraph shall be construed as a release or limitation, in whole or in part, of Design/Builder=s obligations under this Agreement.

1.2      Execution, Correlation and Intent

1.2.1 This Agreement shall be signed in not less than duplicate by the Owner and the Design/Builder.



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1.2.2 It is the  intent  of the  Owner  and  Design/Builder  that  the  Contract
Documents include all items necessary for proper execution and completion of the Work. The Contract Documents are complementary, and what is required by any one shall be as binding as if required by all. Work not covered in the Contract Documents will not be required unless it is consistent with and is reasonably inferable from the Contract Documents as being necessary to produce the intended results. Words and abbreviations which have well-known technical or trade meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3      Ownership and Use of Documents

1.3.1 The drawings, specifications and other documents furnished by the Design/Builder are the property of the Owner whether or not the project for which they are made is commenced. Drawings, specifications and other documents furnished by the Design/Builder may be used by the Owner on other projects at the sole responsibility and risk of the Owner for correctness, fitness for purpose, and suitability of application for use. The Owner shall indemnify and hold harmless the Design/Builder for any use of these documents for any purpose other than the originally intended project.

1.3.2    (Deleted)

ARTICLE 2
                                                  Design/Builder

2.1      Services and Responsibilities

2.1.1  Design  services  shall be performed  by  qualified  engineers  and other professionals selected and paid by the Design/Builder. The professional obligations of such persons shall be undertaken and performed in the interest of the Design/Builder. Construction services shall be performed by qualified and licensed construction contractors and suppliers, selected by the Design/Builder. The Design/Builder shall negotiate and prepare the contract documents between the Owner and such contractors and suppliers. The Design/Builder shall retain control and management of the contractors and suppliers. Payments shall be made by the Owner upon Design/Builder=s approval.

2.2      Basic Services

2.2.1    The Design/Builder=s Basic Services are described below and  in Article
14.

2.2.2 The Design/Builder shall submit Construction Documents for review and approval by the Owner. Construction Documents shall include technical drawings,



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schedules, diagrams and specifications, setting forth in detail the requirements for construction of the Work.

2.2.3    (Deleted)

2.2.4 Unless otherwise provided in the Contract Documents, the Design/Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work. Tools and materials purchased by Design/Builder specifically for the Project shall belong to the Owner.

2.2.5 The Design/Builder shall be responsible for and shall coordinate all construction means, methods, techniques, sequences and procedures.

2.2.6 The Design/Builder shall keep the Owner informed on a timely basis of the progress and quality of the work.

2.2.7    (Deleted)

2.2.8 The Design/Builder shall correct on a timely basis and at its own expense, work which does not conform to the Construction Documents.

2.2.9 The Design/Builder warrants to the Owner that materials and equipment incorporated in the Work will be new unless otherwise specified by separate written notice to Owner prior to installation, and that the Work will be of good quality, free from faults and defects, and in conformance with the Contract Documents. Work not conforming to these requirements shall be corrected in accordance with Article 9.

2.2.10 The Design/Builder shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured after execution of the Agreement or are legally required at the time the Design/Builder=s Proposal was first submitted to the Owner.

2.2.11 The Design/Builder  shall give notices and comply with laws,  ordinances,
rules,   regulations  and  lawful  orders  of  public  authorities  relating  to
Design/Builder=s business activities with respect to the Project.

2.2.12 The Design/Builder shall pay royalties and license fees. The Design/Builder shall defend suits or claims for infringement of patent rights and shall save the Owner harmless from loss on account thereof, except that the Owner shall be responsible for such loss when a


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particular design,  process or  product of a particular manufacturer is required by the Owner.

2.2.13 The Design/Builder shall be responsible to the Owner and shall bear the costs of defending Owner for acts and omissions of the Design/Builder=s employees and parties in privity of contract with the Design/Builder to perform a portion of the Work, including their agents and employees.

2.2.14 The Design/Builder shall keep the premises free from accumulation of waste materials or rubbish caused by the Design/Builder=s operations and shall remove same in compliance with applicable regulations and ordinances. At the completion of the Work, the Design/Builder shall remove from and about the Project, the Design/Builder=s tools, construction equipment, machinery, surplus materials, waste materials and rubbish.

2.2.15 The Design/Builder shall prepare Change Orders for the Owner=s approval and execution in accordance with the Agreement and shall have authority to make minor changes in the design and construction consistent with the intent of the Agreement not involving an adjustment in the contract sum or an extension of the contract time. The Design/Builder shall promptly inform the Owner, in writing, of minor changes in the design and construction.

2.2.16 The Owner shall notify the Design/Builder when the Work or an agreed portion thereof is substantially completed by issuing a Certificate of Substantial Completion which will establish the Date of Substantial Completion, shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the Work, and insurance, shall include a list of items to be completed or corrected and shall fix a time within which the Design/Builder shall complete items listed therein. Disputes between the Owner and Design/Builder regarding the Certificate of Substantial Completion shall be resolved by arbitration in accordance with Article 10.

2.2.17 The Design/Builder shall maintain in good order at the site one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other Modifications, marked currently to record changes made during construction. These "as built" drawings and materials shall be delivered to the Owner upon completion of the design and construction and prior to final payment.



                                    ARTICLE 3
                                      OWNER

3.1 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project.


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3.2 The Owner shall  appoint an on-site  project  representative  to observe the
Work. Design/Builder shall give the representative access to the Project and all records on a timely basis.

3.3 The Design/Builder shall assist the Owner in securing all building and other permits, licenses and inspections and the Design/Builder shall pay the fees for such permits, licenses and inspections as part of the Contract Price.

3.4 The Owner shall furnish services by land surveyors, geotechnical engineers and other consultants for subsoil, air, and water conditions for use by the Design/Builder.

3.5 The Owner shall provide a Site properly zoned, with access thereto as necessary for the Design/Builder to perform the Work.

3.6 The Owner shall provide all environmental permits and regulatory agency approvals.

3.7 If the Owner observes or otherwise becomes aware of a material fault or defect in the Work or nonconformity with the Construction Documents, the Owner shall give prompt written notice thereof to the Design/Builder. 3.8 The Owner shall furnish required information and services and shall promptly render decisions pertaining thereto to avoid delay in the orderly progress of the design and construction.

3.9 The Owner shall, at the request of the Design/Builder and upon execution of this Agreement provide a certified or notarized statement of funds available for the Project and their source.

3.10 The Owner shall communicate with contractors and suppliers, only through the Design/Builder or with the Design/Builder=s knowledge and approval, provided Design/Builder is not in default under this Agreement.



                                    ARTICLE 4
                                      TIME

4.1 The Design/Builder shall provide services consistent with reasonable skill and care and the orderly progress of the design and construction.



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4.2 Time  limits  stated in the  Contract  Documents  are of the  essence of the
Agreement. The Work to be performed under this Agreement shall commence within ten (10) days of the Design/Builder=s receipt of the Owners Notice to Proceed. Failure by Owner to issue Notice to Proceed by September 1, 1997, will constitute a breach of this Agreement unless the Parties agree to the Notice to Proceed at a later date.

4.3 The Work shall be Mechanically Complete within two hundred ten (210) days following receipt of the Notice to Proceed by the Design/Builder, unless the parties mutually agree in writing to an earlier or later date. Mechanically Complete is the stage of the Work in which all of the Facility systems and components have been installed, checked out and are completely ready for start-up, commissioning, and Performance and Operational Testing. Seven (7) working days before Design/Builder expects to achieve Mechanical Completion, he shall notify Owner of same and request a Mechanical Completion inspection. The Owner will promptly inspect and accept or reject the project for Mechanical Completion. If rejected, a list of reasons will be issued by Owner, which Design/Builder shall promptly accomplish or remedy. If accepted, Owner will issue a Certificate of Mechanical Completion to Design/Builder.

4.4 Upon receipt of the Certificate of Mechanical Completion, the Design/Builder will work with the Owner in scheduling the start-up and commissioning, as well as the Performance Demonstration. Seven (7) work days before the start of the Performance Demonstration, the Design/Builder shall notify the Owner of such tests.

4.5 The Date of Substantial  Completion of the Work shall be no later than sixty
(60) days following the Date of Mechanical Completion unless the parties mutually agree in writing to an earlier or later date. But in no event shall the Date of Substantial Completion be later than June 30, 1998. Substantial Completion is defined as the date when the Performance and Operational Testing is complete and the Work is sufficiently complete, so the Owner can occupy and operate the Facility. If after the date established for the Date of Substantial Completion, Design/Builder has sufficiently completed the Work but the Facility fails the Performance Tests through no fault of the Design/Builder, the Facility will be deemed Substantially Complete for purposes of payment to the Design/Builder and the beginning of the warranty periods.

4.6 Not more than fourteen (14) days after the receipt by Design/Builder of the Notice to Proceed, the Design/Builder shall submit a written progress schedule indicating each major category or unit of general work to be performed at site, properly sequenced and intermeshed and showing completion of the work consistent with the time period established in this Article 4. The Design/Builder shall provide the Owner with written monthly updates of the progress schedule indicating completed activities and any changes in sequencing or activity durations.

4.7 If the Design/Builder is delayed in the performance of the Project by any acts of or


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neglect of the Owner, or by an employee,  agent or  representative of the Owner, or by changes ordered in the Work by the Owner, and not required to correct design problems or discrepancies, or by the combined action of the Owner and any of its employees, agents or representatives and is in no way caused by or resulting from default or collusion on the part of the Design/Builder or by any
other  cause,  which  the   Design/Builder   could  not  reasonably  control  or
circumvent, then the Scheduled Completion Date shall be extended for a period equal to the length of such delay.




                                    ARTICLE 5
                                    PAYMENTS

5.1      Progress Payments

5.1.1 The Design/Builder shall deliver to the Owner itemized Applications for Payment by the 5th day of each month. Design/Builder shall submit with each Application for Payment proper vouchers or other evidence satisfactory to Owner certifying its payments for labor, and where applicable, to subcontractors and for materials. Each Application for Payment shall include a breakdown of the cost of labor, materials, sales tax and services in the form as prescribed by Owner.

5.1.2 Properly submitted and correct Applications for Payment, received by Owner by the 5th will be paid on the 20th day of each month, respectively. Any disputed amounts will be withheld from the invoice and the undisputed amount paid on time.

5.1.3 The Application for Payment shall constitute a representation by the Design/Builder to the Owner that the design and construction have progressed to the point indicated; the quality of the Work covered by the application is in accordance with the Contract Documents; and the Design/Builder is entitled to payment in the amount requested.

5.1.4 The Design/Builder shall pay each contractor, upon receipt of payment from the Owner, out of the amount paid to the Design/Builder on account of such contractor=s work, the amount to which said contractor is entitled in accordance with the terms of the Design/Builder=s contract with such contractor. The Design/Builder shall, by appropriate agreement with each contractor, require each contractor to make payments to subcontractors in similar manner.

5.1.5 The Owner shall have no obligation to pay or to be responsible in any way for payment to a contractor of the Design/Builder, except as otherwise required by law.


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5.1.6 No progress  payment or partial or entire use or  occupancy of the Project by the Owner shall constitute an acceptance of Work not in accordance with the Contract Documents.

5.1.7 The Design/Builder warrants that: (1) title to Work, materials and equipment covered by an Application for Payment will pass to the Owner either by incorporation in construction or upon receipt of payment by the Design/Builder, whichever occurs first; (2) Work, materials and equipment covered by previous Applications for payment for which payment has been received are free and clear of liens, claims, security interests or encumbrances, hereinafter referred to as Aliens@; and (3) no Work, materials or equipment covered by an Application for Payment will have been acquired by the Design/Builder, or any other person performing work at the site or furnishing materials or equipment for the Project, subject to an agreement under which an interest therein or an encumbrance thereon is retained by the seller or otherwise imposed by the Design/Builder or such other person.

5.1.8 The Contract provides for up to 5% retainage. At the date of Substantial Completion or occupancy of the Work or any agreed upon portion thereof by the Owner, whichever occurs first, the Design/Builder may apply for and the Owner, if the Design/Builder has satisfied the requirements of Paragraph 5.2.1 and any other requirements of the Contract relating to retainage, shall pay the Design/Builder the amount retained, if any, for the Work or for the portion completed or occupied, less the reasonable value of incorrect or incomplete Work. Final payment of such withheld sum shall be made upon correction or completion of such Work.

5.1.9 Concurrent with Article 4.2, Notice to Proceed, the Owner shall furnish to the Design/Builder an advance payment of $250,000 and any advance payments required for the procurement of long lead time equipment which will assist in the expediting of the Project. The payment shall be made within thirty (30) days of the Notice to Proceed.

5.2      Final Payment

5.2.1 Neither final payment nor amounts retained, if any, shall become due until the Design/Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Project for which the Owner or Owner=s property might be liable have been paid or otherwise satisfied, (2) consent of surety, if any, to final payment, (3) a certificate acceptable to Owner that insurance required by the Contract Documents is in force following completion of the Work, and (4) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens arising out of the Agreement, to the extent and in such form as may be designated by the Owner. If a contractor refuses to furnish a release or waiver required by the Owner, the Design/Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such Lien remains unsatisfied after payments are made, the


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Design/Builder  shall promptly  reimburse the Owner for moneys the latter may be compelled to pay in discharging such lien, including all costs and reasonable attorneys= fees.

5.2.2 Final payment constituting the entire unpaid balance due shall be paid by the Owner to the Design/Builder upon the Owner=s receipt of a correct Design/Builder=s final Application for Payment when the Work has been completed and the Contract fully performed except for those responsibilities of the Design/Builder which survive final payment.

5.2.3 The making of final payment shall constitute a waiver of all claims by the Owner except those arising from:
         .1       unsettled liens;
         .2       faulty or defective Work appearing after Substantial
                  Completion;
         .3       failure  of the  Work  to  comply  with  requirements  of the
                  Contract Documents;  or
         .4       terms of special warranties required by the Contract
                  Documents.
         .5       outstanding  contractual issues identified in writing at
                  the time of final payment.


5.2.4 Acceptance of final payment shall constitute a waiver of all claims by the Design/Builder.


5.3      Interest Payments

5.3.1 Payments due the Design/Builder under the Agreement which are not paid when due shall bear interest from the date due at the rate specified in Article 13.


                                    ARTICLE 6
                       PROTECTION OF PERSONS AND PROPERTY

6.1 The Design/Builder shall be solely responsible for initiating, maintaining and providing supervision of safety, precautions and programs in connection with the Work.

6.2 The Design/Builder shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein; and (3) other property at or adjacent to the site.

6.3 The Design/Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and orders of public authorities bearing on the safety of persons and property and their protection from damage, injury or loss.



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6.4 The  Design/Builder  shall be liable for damage or loss to  property  at the site caused in whole or in part by the Design/Builder, a contractor of the Design/Builder or anyone directly or indirectly employed by either of them or by anyone for whose acts they may be liable, except damage or loss attributable to the acts or omissions of the Owner, the Owner=s separate contractors or anyone directly or indirectly employed by them or by anyone for whose acts they may be liable, and not attributable to the fault or negligence of the Design/Builder.




                                    ARTICLE 7
                               INSURANCE AND BONDS

7.1      Design/Builder's Liability Insurance

7.1.1 The Design/Builder shall purchase and maintain in a company or companies authorized to do business in the state in which the Work is located such insurance as will protect the Design/Builder from claims set forth below which may arise out of or result from operations under the Contract by the Design/Builder or by a contractor of the Design/Builder, or by anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable:
      .1 claims under workers= or workmen=s compensation, disability benefit and other similar employee benefit laws which are applicable to the Work to be performed;

      .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Design/Builder=s employees under any applicable employer=s liability law;

      .3 claims for damages because of bodily injury, sickness or disease, or death of persons other than the Design/Builder=s employees;

      .4 claims for damages covered by usual personal injury liability coverage which are sustained (1) by a person as a result of an offence directly or indirectly related to employment of such person by the Design/Builder or (2) by another person;

      .5 claims for damages, other than to the Work at the site, because of injury to or destruction of tangible property, including loss of use; and

      .6 claims for damages for bodily injury or death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle.

7.1.2 The insurance required by the above Subparagraph 7.1.1 shall be written for not less than the limits of liability specified in the Contract Documents or required by law, whichever are greater.


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7.1.3  The  Design/Builder=s   liability  insurance  shall  include  contractual
liability  insurance  applicable  to  the  Design/Builder's   obligations  under
Paragraph 11.7.

7.1.4 Certificates of Insurance, and copies of policies if requested, acceptable to the Owner shall be delivered to the Owner prior to commencement of design and construction. These Certificates as well as insurance policies required by this Paragraph shall contain a provision that coverage will not be canceled or allowed to expire until at least thirty (30) days= written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted along with the application for final payment.

7.2      Owner=s Liability Insurance

7.2.1 The Owner shall be responsible for purchasing and maintaining, in a company or companies authorized to do business in the state in which the principal improvements are to be located, Owner=s liability insurance to protect the Owner against claims which may arise from operations under this Project.

7.3      Property Insurance

7.3.1 Unless otherwise provided under this Agreement, the Owner shall purchase and maintain, in a company or companies authorized to do business in the state in which the principal improvements are to be located, property insurance upon the Work at the site to the full insurable value thereof. Property insurance shall include interests of the Owner, Mortgagees, the Design/Builder, and their respective contractors and subcontractors in the Work. It shall insure against perils of fire and extended coverage and shall include all risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If the Owner does not intend to purchase such insurance for the full insurable value of the entire work, the Owner shall inform the Design/Builder in writing prior to commencement of the Work. The Design/Builder may then effect insurance for the Work at the site which will protect the interests of the Design/Builder and the Design/Builder=s contractors and subcontractors, and by appropriate Change Order the costs thereof shall be charged to the Owner. If the Design/Builder is damaged by failure of the Owner to purchase or maintain such insurance without notice to the Design/Builder, then the Owner shall bear all reasonable costs properly attributable thereto. If not covered under the all risk insurance or not otherwise provided in the Contract Documents, the Owner shall effect and maintain similar property insurance on portions of the Work stored off-site or in transit when such portions of the Work are to be included in an Application for Payment.

7.3.2 Unless otherwise provided under this Agreement, the Owner shall purchase and maintain


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such machinery  insurance as may be required by the Contract documents or by law and which shall specifically cover such insured objects during installation and until final acceptance by the Owner. This insurance shall cover interests of the
Owner,  Lenders,  Mortgagees,  the  Design/Builder,   and  the  Design/Builder=s
contractors and subcontractors in the Work.

7.3.3 A loss insured under Owner=s property insurance is to be adjusted with the Owner and made payable to the Owner as trustee for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 7.3.8. The Design/Builder shall pay contractors their share of insurance proceeds received by the Design/Builder, and by appropriate agreement, written where legally required for validity, shall require contractors to make payments to their subcontractors in similar manner.

7.3.4 Before an exposure to loss may occur, the Owner shall file with the Design/Builder a copy of each policy required by this Paragraph 7.3. Each policy shall contain only those endorsements specifically related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least thirty (30) days= prior written notice has been given the Design/Builder.

7.3.5 If the Design/Builder requests in writing that insurance for Project risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, obtain such insurance, and the cost thereof shall be charged to the Design/Builder by appropriate Change Order.

7.3.6 The Owner and Design/Builder waive all rights against each other and the contractors, subcontractors, agents and employees, each of the other, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 7.3 or other property insurance applicable to the Work, except such rights as they may have to proceeds of such insurance held by the Owner as trustee. The Owner or Design/Builder, as appropriate, shall require from contractors and subcontractors by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated in this Paragraph 7.3. The policies shall be endorsed to include such waivers of subrogation.

7.3.7 If required in writing by a party in interest, the Owner as trustee shall provide, upon occurrence of an insured loss, a bond for proper performance of the Owner=s duties. The cost of required bonds shall be charged against proceeds received as trustee. The Owner shall deposit proceeds so received in a separate account and shall distribute them in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case, the procedure shall be provided in Article 10. If after such loss, no other special agreement is made, replacement of damaged Work shall be covered by appropriate Change Order.

7.3.8 The Owner, as trustee, shall have power to adjust and settle a loss with insurers, unless one of the parties in interest shall object, in writing, within ten (10) days after occurrence of loss, to the Owner=s exercise of this power. If such objection be made, the Owner as trustee shall make settlement with the insurers in accordance with the decision of arbitration as provided in Article
10. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

7.3.9 If the Owner finds it necessary to occupy or use a portion or portions of the Work before Substantial Completion, such occupancy or use shall not commence prior to a time agreed to by the Owner and Design/Builder and to which the insurance company or companies providing property insurance have consented by endorsement to the policy or policies. The property insurance shall not lapse or be canceled on account of such partial occupancy or use. Consent of the Design/Builder and of the insurance company or companies to such occupancy or use shall not be unreasonably withheld.

7.4      Loss of Use Insurance

7.4.1 The Owner, at the Owner=s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner=s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design/Builder, and its contractors and their agents and employees, for loss of use of the Owner=s property, including consequential losses due to fire or other hazards, however caused, to the extent covered by insurance under this Paragraph 7.4.

7.5      Performance Bond and Payment Bond



7.5.1 At Owner s request, the Design/Builder shall furnish a surety bond for the installation amount (labor and materials) of the Contract covering the faithful performance of the Contract and the payment of all obligations arising thereunder. The cost of any such surety bond shall be paid by the Owner.

7.6      Professional Liability Insurance

7.6.1 The Design/Builder shall provide a Professional Liability Insurance Project Policy for a minimum amount of $5,000,000 aggregate in a form acceptable to the Owner.

                                    ARTICLE 8
                               CHANGES IN THE WORK

8.1      Change Orders

8.1.1 A Change Order is a written order signed by the Owner and Design/Builder, and issued after execution of the Agreement, authorizing a change in the Work or adjustment in the contract sum or contract time. The contract sum and contract time may be changed only by Change Order.

8.1.2 The Owner=s designated representative, without invalidating the Agreement, may order changes in the Work within the general scope of the Agreement consisting of additions, deletions or other revisions and the contract sum and contract time shall be adjusted accordingly. Such changes in the Work shall be authorized by Change Order, and shall be performed under applicable conditions of the Contract Documents.

8.1.3    (Deleted)

8.1.4 Cost or credit to the Owner resulting from a change in the Work shall be determined in one or more of the following ways: .1 by mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation; .2 by unit prices stated in the Contract Documents or subsequently agreed upon; .3 by cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or .4 by the method provided below.

8.1.5 If none of the methods set forth in Clauses 8.1.4.1, 8.1.4.2, or 8.1.4.3 is agreed upon, the Design/Builder, provided a written order signed by the Owner is received, shall promptly proceed with the Work involved. The cost of such Work shall then be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including the expenditures for design services and revisions to the Contract Documents. In case of an increase in the contract sum, the cost shall include a 15% allowance for overhead and profit, and shall be exclusive of existing soft costs or overhead. In case of the methods set for the Clauses 8.1.4.3 and 8.1.4.4, the Design/Builder shall keep and present an itemized accounting together with appropriate supporting data for inclusion in a Change Order. Unless otherwise provided in the Contract Documents, cost shall be limited to the following: cost of materials, including sales tax and cost of delivery; cost of labor, including social security, old age and unemployment insurance; and fringe benefits required by agreement or custom;

workers= or workmen=s compensation insurance, bond premiums; rental cost of equipment and machinery; and fees paid to architects, engineers and other professionals. The amount of credit to be allowed by the Design/Builder to the Owner for deletion or change which results in a net decrease in the contract sum will be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any, with respect to that change.

8.1.6    (Deleted)

8.2      CONCEALED CONDITIONS

8.2.1 If concealed or unknown conditions of an unusual nature that affect the performance of the Work and vary from those indicated by the Contract Documents are encountered below ground or in an existing structure other than the Work, which conditions are not ordinarily found to exist or which differ materially from those generally recognized as inherent in work of the character provided for in this Part 2, notice by the observing party shall be given promptly to the other party and, if possible, before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The contract sum shall be equitably adjusted for such concealed or unknown conditions by Change Order upon claim by either party made within twenty-one days after the claimant becomes aware of the conditions.

8.3      Regulatory Changes

8.3.1  The  Design/Builder   shall  be  compensated  for  changes  in  the  Work
necessitated by the enactment or revision of codes, laws or regulations subsequent to the execution of this Agreement.


                                    ARTICLE 9
                               CORRECTION OF WORK

9.1 The Design/Builder shall promptly correct at Contractor=s own expense, Work rejected by the Owner or known by the Design/Builder to be defective or failing to conform to the Construction Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed, and shall correct Work under this Agreement found to be defective or nonconforming within a period of one (1) year from the date of Substantial Completion of the Work or designated portion thereof, or within such longer period provided by an applicable special warranty in the Contract Documents.

9.2 Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations of the Design/Builder under this Agreement. Paragraph 9.1 relates only to the specific obligation of the Design/Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design/Builder=s liability with respect to the Design/Builder=s obligations other than correction of the Work.

9.3 If the Design/Builder fails to correct defective Work as required or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Design/Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner=s right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Design/Builder or other persons or entities.

9.4 If the Design/Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven (7) days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Design/Builder and, seven days following receipt by the Design/Builder of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design/Builder costs of correcting such deficiencies. If the payments then or thereafter due the Design/Builder are not sufficient to cover the amount of the deduction, the Design/Builder shall pay the difference to the Owner. Such action by the Owner shall be subject to arbitration, in accordance with Article 10.


                                   ARTICLE 10
                                   ARBITRATION

10.1 Claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in effect unless the parties agree otherwise. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, an additional person not a party to this Agreement except by written consent containing specific reference to this Agreement and signed by the Owner, Design/Builder and any other person sought to be joined. Consent to arbitration involving an additional person or persons shall not constitute consent to arbitration of a dispute not described or with a person not named therein. This provision shall be specifically enforceable in any court of competent jurisdiction.

10.2 Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand shall be made within a reasonable time after the claim dispute or other matter in questions has arisen. In no event shall demand for arbitration be made after the date when the applicable statute of limitations would bar institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.

10.3 The award rendered by arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

10.4 Unless otherwise agreed in writing, the Design/Builder shall carry on the Work and maintain its progress during any arbitration proceedings, and the Owner shall continue to make payments to the Design/Builder in accordance with the Contract Documents, except where arbitration originates from Owner=s stop work order.

10.5 This Article 10 shall survive completion or termination of this Agreement.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1 This Agreement shall be governed by the laws of the state where the Facility is located. Until the site is identified by the Owner pursuant to written notice to Design/Builder prior to or with the Notice to Proceed, this Agreement shall be governed by the laws of the state of Utah.

11.2     (Deleted)

11.3 In case a provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

11.4     Subcontracts

11.4.1 The Design/Builder, as soon as practicable after receipt of the Notice to Proceed, shall furnish to the Owner in writing the names of the persons or entities the Design/Builder will engage as contractors for the Project.

11.4.2 Nothing contained in the Design/Build Contract Documents shall create a professional obligation or contractual relationship between the Owner and any third party.

11.5     Work By Owner Or Owner=s Contractors

11.5.1 The Owner reserves the right to perform work related to, but not part of, the Project and to award separate contracts in connection with other work at the site. If the Design/Builder claims that delay or additional cost is involved because of such action by the Owner, the Design/Builder shall make such claims as provided in Paragraph 11.6.

11.5.2 The Design/Builder shall afford the Owner=s separate contractors reasonable opportunity for introduction and storage of their materials and equipment for execution of their work. The Design/Builder shall incorporate and coordinate the Design/Builder=s Work with work of the Owner=s separate contractors as required by the Contract Documents.

11.6     Claims For Damages

11.6.1 If the Design/Builder suffers any injury or damage to person or property because of an act or omission of the Owner, the Owner=s employees or agents, or another for whose acts the Owner is legally liable, any claim shall be made in writing in the form of a Request for Change Order within ten (10) days after such injury or damage is or should have been first known to Design/Builder. Any and all claims not made within ten (10) days are barred, waived, released and discharged. The decision of the Owner shall be final and binding on both parties unless the Design/Builder files a Demand for Arbitration within ten (10) days of the Owner=s decision. If the Design/Builder files a Demand for Arbitration, the claim will be arbitrated in accordance with Article 10.

11.7     Indemnification

11.7.1 To the fullest extent permitted by law, the Design/Builder shall indemnify and hold harmless the Owner and the Owner=s consultants and separate contractors, any of their subcontractors, sub-tier-contractors, agents and employees from and against claims, damages, losses and expenses, including but no limited to attorneys= fees, arising out of or resulting from performance of the Work. These indemnification obligations shall be limited to claims, damages, losses or expenses (1) that are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, and (2) to the extent such claims, damages, losses or expenses are caused in whole or in party by negligent acts or omissions of the Design/Builder, the Design/Builder=s contractors, anyone directly or indirectly employed by either or anyone for whose acts either may be liable, regardless of whether or not they are caused in party by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or otherwise reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph
11.7. The above indemnification shall not extend to include indirect or consequential damages.



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




11.7.2 In claims against the Owner or its consultants and its contractors, any of their subcontractors, sub-tier-contractors, agents or employees by an employee of the Design/Builder, its contractors, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 11.7 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design/Builder, or a Design/Builder=s contractor, under workers= or workmen=s compensation acts, disability benefit acts or other employee benefit acts.

11.7.3 Under no circumstances shall Design/Builder be liable to Owner for, nor shall Owner make claim to Design/Builder for, consequential loss or damage, including but not limited to loss or damage resulting from loss of use, loss of profits or revenues, cost of capital, loss of good will, claims of Owner=s customers, or like items of loss or damage, and Owner hereby releases Design/Builder therefrom.

11.8     Successors and Assigns

11.8.1 This Agreement shall be binding on successors, assigns, and legal representatives of and persons in privity of contract with the Owner or Design/Builder. The Design/Builder shall not assign, sublet or transfer an interest in the Agreement without written consent of the Owner.

11.8.2 This Paragraph 11.8 shall survive completion or termination of the Agreement.

11.9 In case of termination of the Engineer, the Design/Builder shall provide the services of another lawfully licensed person or entity against whom the Owner makes no reasonable objection.

11.10    Extent of Agreement

11.10.1 Since the Facility to be designed and constructed under this Agreement is expected, once operational, to provide tax credits under Section 29 of the Internal Revenue Code of 1986, it is the express intent of the parties that this Agreement qualify as a binding contract for the purposes of construing Section 29(g)(1)(A) of the Internal Revenue Code. In the event that any one or more of the provisions or parts of any provisions contained in this Agreement are held or found to cause this Agreement not to be "binding" within the meaning of
Section 29(g)(1)(A), such provision or provisions shall automatically be struck from this Agreement, but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

11.11 Design/Builder shall check all materials, equipment and labor entering into the Work and shall keep such full and detailed accounts as may be necessary for proper financial management under this Agreement, and the accounting methods shall be satisfactory to the Owner. Owner shall be afforded access for timely review in a practical manner of all Design/Builder=s records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda, and similar data relating to the Cost of the Work and Design/Builder=s Fee. Design/Builder shall be preserve all such documents for a period of three (3) years after the final payment by Owner.


                                   ARTICLE 12
                          TERMINATION OF THE AGREEMENT
                          12.1 Termination By The Owner

12.1.1 The Agreement may be terminated by the Owner upon fourteen (14) days= written notice at the Owner=s election. In the event of termination at the
Owner=s election and not due to the fault of the Design/Builder, the Design/Builder shall be compensated for services performed to termination date, together with reasonable industry standard demobilization expenses, reasonable close-out costs, reimbursable expenses then due, and a reasonable overhead and profit on work performed; provided, however, that in no event shall the compensation paid pursuant to this Subparagraph 12.1.1 (excluding reimbursement) be less than 6% of the Total Contract Price as defined in Subparagraph 13.2.1. If the Total Contract Price has not been established, the minimum 6% compensation in this Subparagraph shall be based on the Guaranteed Maximum Price specified in Subparagraph 13.2.1.

12.1.2 If the Design/Builder defaults or persistently fails or neglects to carry out the work in accordance with the Contract Documents or fails to perform the provisions of the Agreement, the Owner may give written notice that the Owner intends to terminate the Agreement. If the Design/Builder fails to correct the defaults within fourteen (14) days after being given notice, the Owner may without prejudice to any other remedy make good such deficiencies and may deduct the cost thereof from the payment due the Design/Builder or, at the Owner=s option, may terminate the employment of the Design/Builder and take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owned by the Design/Builder as well as all drawings, plans, and specifications and finish the Work by whatever means the Owner may deem expedient. If the expense to complete the Work exceeds the unpaid balance of the Contract Sum, the Design/Builder shall pay the difference to the Owner.

12.2     Termination by the Design/Builder

12.2.1 If the Owner fails to make payment when due or is otherwise in default with this

Agreement, the Design/Builder may give written notice of the Design/Builder=s intention to terminate the Agreement. If the Design/Builder fails to receive payment within fourteen (14) days after receipt of such notice by the Owner, the Design/Builder may give a second written notice and, fourteen (14) days after receipt of such second written notice by the Owner, may terminate the Agreement and recover from the Owner payment for the cost of the Work executed and for proven losses sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages; provided, however, that in no event shall the compensation paid pursuant to this Subparagraph 12.2.1 (excluding reimbursement) be less than 6% of the Total Contract Price as defined in Subparagraph 13.2.1. If the Total Contract Price has not been established, the minimum 6% compensation in this Subparagraph shall be based on the Guaranteed Maximum Price specified in Subparagraph 13.2.1.


                                   ARTICLE 13
                              BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Agreement as described below.

13.1     Compensation
13.1.1 FOR BASIC SERVICES, as described in Paragraphs 2.2.2 through 2.2.17, and for any other services included in Article 14 as part of Basic Services, Basic Compensation shall be as follows:


13.2     Project Prices

13.2.1 Owner shall pay Design/Builder for the faithful performance of this Agreement, subject to the additions or deductions provided herein. The parties intend within 30 days of the Notice to Proceed to establish a lump sum price ("Total Contract Price"). Until such Total Contract Price is established, Design/Builder will proceed with the Work on a cost-reimbursable basis in accord with Exhibit "B" ("Cost Plus Proposal"); provided that once the Total Contract Price is established, credit will be allowed for any payments made on the cost-reimbursable basis. Both the Total Contract Price and the Cost Plus Proposal covers all Work required to reach Contract Completion. In no event shall the Total Contract Price or the Cost Plus Proposal exceed $5,300,000 without written approval of the Owner ("Guaranteed Maximum Price").

13.2.2 A detailed breakdown of the Total Contract Price as well as a list of allowances and clarifications to the Scope of Work, shall be provided and attached hereto as Exhibit "A." 13.2.3 The adjustments to Total Contract Price shall be adjusted by Change Orders as outlined in Article 8, Changes in Work.

13.2.4 Costs reimbursable by the Owner will include all materials, shipping, and procurement costs, engineering costs, construction management, equipment costs, subcontract costs, and all other costs directly related to the design and construction of the Facility. Engineering and field construction management personnel will be billed in accordance with Exhibit "B." Any general overhead costs and profit shall be included in the Design/Builder=s Fixed Fee.

13.2.5 The Total Contract Price, subject to modification as provided herein, shall include a Fixed Fee of $300,000.00. The Fixed Fee will be paid proportionately with the rest of the Total Contract Price, as the Work is performed.

13.2.6 No casual, spot, or discretionary overtime will change the Total Contract Price. In the case of other overtime, the same shall increase the Total Contract Price only if authorized in writing by Owner and incorporated by Change Order.

13.2.7   (Deleted)

13.2.8   (Deleted)

13.3.1 If Total Contract Price, as adjusted, is exceeded, Owner will pay for labor, as set forth in Paragraphs 13.2.4 and shall pay other agreed properly substantiated Design/Builder costs. The first $100,000.00 of the excess over the Total Contract Price will be deducted from the Fee otherwise payable under Paragraph 13.2.5.

13.3.2 If Total Contract Price is underrun, then Owner and Design/Builder shall share the underrun 25/75 (25 percent to Design/Builder and 75 percent to Owner), and in addition, Design/Builder shall receive the Fee set forth in Paragraph
13.2.5 of this Agreement.

13.4     Reimbursable Expenses

13.4.1 Reimbursable Expenses are in addition to the compensation for Basic and Additional Services and include actual expenditures made by the Design/Builder in the interest of the Project for the expenses listed in Exhibit "B."

13.4.2 For Reimbursable Expenses, compensation shall be as specified in Exhibit

"B."

13.5     Interest Payments

13.5.1 The rat e of interest for past due payments shall be as follows: prime rate plus 2%, compounded annually.




                                   ARTICLE 14
                                OTHER PROVISIONS


14.1     Scope of Work

14.1.1 The Design/Builder shall provide all engineering, materials, labor, and equipment associated with the construction at a Coal Fine Agglomeration Facility to be constructed at a site to be designated by the Owner.

14.1.2 The Design/Builder will construct the Facility in accordance with one of the following two options, as specified by Owner at the time Owner issues the Notice to Proceed: (i) for Option A, the Design/Builder will construct the Facility in accordance with Exhibit AC,@ Specification For The Construction Of A Coal Agglomeration Facility, dated November 15, 1996 and prepared by Centerline Engineering Corporation; or (ii) for Option B, the Design/Builder will provide the Facility in accordance with Exhibit "E," Skid Mounted Agglomeration Facility.

14.1.2.1 The agglomeration equipment for the Facility shall be a Model 90AD extruder supplied by J.C. Steele and Sons, Statesville, North Carolina, unless Owner specifies a different piece of equipment. The Owner may specify a different piece of agglomeration equipment, including but not limited to a Bepex Model MS-450 Briquetter or a CPM Pelletmill Model 7932- 6 pelletizer, in order to adapt to the particular characteristics and properties of the expected raw material feedstock or the product specifications of the expected purchaser of the finished product, or based on availability. The Owner may also specify a different equivalent model and brand of extruder, briquetter or pelletizer, provided that the agglomeration equipment that is selected shall have a rated total product output capacity equal to the Model 90AD extruder from J.C. Steele. The use of other agglomeration equipment shall be added through Change Orders.

14.1.3 The site location will be determined by the Owner in Southern West Virginia.


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Any  site  demolition  work,   construction  of  utility  above  normal  service
extensions and connections, and major earthwork required will be added through Change Orders.

14.1.6 All utilities, including fuel, electricity and water, will be the responsibility of the Owner.

14.1.7. The Design/Builder will provide five (5) sets of all Operation and Maintenance Manuals, Spare Part Lists and other plant-related documents. The Design/Builder shall also provide start-up and operational testing for the first month of plant operation. The Owner and Design/Builder will mutually develop an acceptable operational testing program ninety (90) days before mechanical completion. The start-up and operational testing will be performed on a cost reimbursable basis in accordance with Exhibit "B."

14.2     Warranty

14.2.1 For a period of (1) one year following the date of Substantial Completion, the Design/Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Agreement, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Design/Builder=s warranty excludes remedy for damages or defect cause by abuse, modifications not executed by the Design/Builder, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Owner, the Design/Builder shall furnish satisfactory evidence as to the kind and quality or materials and equipment.

14.2.2 The Design/Builder agrees to assign to the Owner at the time of final completion of the Work, any and all manufacturer=s warranties relating to materials and labor used in the Work and further agrees to perform the Work in such manner so as to preserve any and all such manufacturer=s warranties. The parties agree that Design/Builder=s warranties relating to the performance of Design/Builder furnished equipment, is limited to that reasonably obtainable from suppliers.

14.2.3 THE  WARRANTIES  DESCRIBED  HEREIN  ARE IN LIEU OF ANY OTHER  WARRANTIES,
EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.3     Project Meetings


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14.3.1 Owner will hold frequent Project Meetings on a regularly  scheduled basis for the purpose of ensuring orderly and expeditious completion of the Work. Such
meetings  will  include   Design/Builder=s   Project   Manager  and  responsible
representatives  or  subcontractors,  and when desirable,  vendors or suppliers.
14.3.2 At these meetings, schedule and progress shall be reviewed, work activities and administrative procedures coordinated, problem areas identified
and  corrective  actions  initiated,   pending  changes  discussed,  and  safety
activities reported. Any other pertinent or timely subjects should be included on the meeting agenda. 14.3.3 Minutes of each meeting shall be promptly issued by Design/Builder to all attendees and/or designated persons.

14.4 Design/Builder shall, in addition to other information required by the Contract Documents, provide, in a format acceptable to Owner, the following reports, compiled separately for each facility, and cumulatively: Project Procedures Manual; Monthly Progress Report (will include procurement status report and schedule updates).




This Agreement (Contract No. CL-003) entered into as of the day and year first written above.

OWNER                                       DESIGN/BUILDER

/s/ Steven R. Brown                         /s/ Andrew Kapusta
Steven R. Brown, Vice President             Andrew Kapusta, President
Covol Technologies, Inc.                    Centerline Engineering Corp.


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